EXHIBIT  23.1

                           Michael Johnson & Co., LLC
                          Certified Public Accountants
                          9175 E. Kenyon Ave, Suite 100
                                Denver, Colorado

                        CONSENT OF INDEPENDENT AUDITORS

As independent certified public accountants, we hereby consent of the incorporation by reference of our report dated April 6, 2003, in Force Protection, Inc.'s (formerly known as Sonic Jet Performance, Inc.) Registration Statement on Form SB-2 and any amendments there too, for the fiscal years ended December 31, 2002 and 2001, and to all references to our firm included in this Registration Statement.



/s/ Michael Johnson & Co., LLC
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Michael  Johnson  &  Co.,  LLC
Denver,  Colorado
January  23,  2004